DEUTSCHE GLOBAL INCOME BUILDER FUND










N-Sar May 1, 2017 - October 31, 2017





















Security Purchased
Cusip
Purchase/
Trade
Date
 Size (Shr)
of Offering
Offering
Price of
Shares
Total ($) Amt of
Offering
 Amt of shares Purch by
Fund
% of Offering
Purchased by
Fund
% of Funds
Total
Assets
Brokers
Purchased From
Reckitt Benckiser Treasury Services PLC
75625QAD1
6/21/2017

$99.89
$7,750,000,000
$479,482
0.01%

BAML, CITI, DB, HSBC, JPM
BANK OF AMERICA NA
Reckitt Benckiser Treasury Services PLC
75625QAE9
6/21/2017

$99.70
$7,750,000,000
$797,600
0.01%

BAML, CITI, DB, HSBC, JPM
BANK OF AMERICA NA
AT&T Inc
00206REM0
7/27/2017

$99.83
$22,500,000,000
$489,152
0.00%

BBVA, CS, DB, GS, JPM, ML, MIZS
JPMORGAN SECURITIES INC
AT&T Inc
00206REP3
7/27/2017

$99.78
$22,500,000,000
$533,818
0.00%

BBVA, CS, DB, GS, JPM, ML, MIZS
JPMORGAN SECURITIES INC
BAT Capital Corp
05526DBA2
8/8/2017

$100.0
$17,250,000,000
$810,000
0.00%

BCLY, CITI, DB, HSBC, ML, MIZS
HONGKONG AND SHANGHAI BANKING
VEREIT Operating Partnership LP
92340LAC3
8/8/2017

$99.33
$600,000,000
$625,779
0.10%

BAML, BCLY, CAPITAL, CITI, DB, JPM, USBI
JPMORGAN SECURITIES INC